Schedule 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant   [X]
                           -
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement      [_] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Under Rule 14a-12

                            SWITCHBOARD INCORPORATED
                            ------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable.
                                 ---------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

    ---------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ---------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------

(5) Total fee paid:

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[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

    ---------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------

(3) Filing Party:

    ---------------------------------------------------------------

(4) Date Filed:

    ---------------------------------------------------------------

                            SWITCHBOARD INCORPORATED

                    Notice of Annual Meeting of Stockholders
                             To Be Held May 15, 2003

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Switchboard Incorporated, a Delaware corporation, will be held on Thursday, May 15, 2003 at 10:00 a.m., local time, at the offices of Hale and Dorr LLP at 60 State Street, Boston, Massachusetts, for the purpose of considering and voting upon the following matters:

     1. To elect two class III directors to serve for the ensuing three years and until their respective successors are elected and qualified;

     2. To ratify the appointment of Ernst & Young LLP as our independent auditors for the current year; and

     3. To transact such other business as may properly come before the annual meeting and any adjournment or adjournments of the meeting.

     Our board of directors has no knowledge of any other business to be transacted at the annual meeting.

     Our board of directors has fixed the close of business on March 28, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or adjournments thereof. Our stock transfer books remain open.

     A copy of our annual report to stockholders for the year ended December 31, 2002, which contains consolidated financial statements and other information of interest to stockholders, accompanies this notice and the enclosed proxy statement. The annual report is not part of, or incorporated by reference in, this notice or any of the accompanying proxy materials.

     All stockholders are cordially invited to attend the annual meeting.


                                  By Order of the Board of Directors,

                                  /s/ ROBERT P. ORLANDO

                                  Robert P. Orlando
                                  Secretary

March 28, 2003



     Whether or not you plan to attend the meeting, please promptly complete, date and sign the enclosed proxy card and return it in the accompanying envelope in order to ensure representation of your shares. No postage need be affixed if the proxy card is mailed in the United States.

                            SWITCHBOARD INCORPORATED
                                120 Flanders Road
                          Westboro, Massachusetts 01581

                                 PROXY STATEMENT

           For Annual Meeting of Stockholders To Be Held May 15, 2003

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Switchboard Incorporated ("we," "us," "Switchboard," or the "Company") for use at the annual meeting of stockholders to be held on Thursday, May 15, 2003 at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts and at any adjournment or adjournments thereof.

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the notice of meeting accompanying this proxy statement. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to our corporate secretary. Attendance at the annual meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the annual meeting that the stockholder intends to revoke the proxy and vote in person.

     On March 28, 2003, the record date for determination of stockholders entitled to vote at the annual meeting, there were outstanding and entitled to vote an aggregate of 18,879,847 shares of our common stock. The holders of our common stock will vote together as a single class on each of the matters to be voted upon at the annual meeting, with each share of common stock receiving one vote on each matter.

     The notice of meeting, this proxy statement, the enclosed proxy and our annual report to stockholders for the year ended December 31, 2002 are first being sent or given to stockholders on or about April 8, 2003. The enclosed annual report incorporates our annual report on Form 10-K for the year ended December 31, 2002, including financial statements and financial statement schedules, but excluding exhibits, as filed with the Securities and Exchange Commission. Please contact us in writing if you did not receive a copy of our annual report to stockholders, and we will furnish you with a copy at no charge. We will provide, upon the written request of any of our stockholders as of the record date for the annual meeting and payment of an appropriate processing fee, copies of the exhibits to our annual report on Form 10-K. Please address your request to Switchboard Incorporated, 120 Flanders Road, Westboro, Massachusetts 01581, Attention: Sally Masnoon, Investor Relations.

     The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting shall constitute a quorum for the transaction of business at the annual meeting. Shares of our capital stock present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum exists at the annual meeting.

     The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the annual meeting is required for the election of directors. In other words, a candidate for director will be elected if he or she receives more votes than a competing candidate, even if the winning candidate does not receive a majority of the votes cast. The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and voting on the matter is required to ratify the appointment of our independent auditors.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote those shares as to a particular matter (commonly referred to as "broker non-votes"), will not be counted as votes in favor of that matter, and will also not be counted as votes cast or shares voting on that matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the election of directors, which requires the affirmative vote of a plurality of the votes cast or shares voting on the matter. Similarly, abstentions and "broker non-votes" will have no effect on the voting on the ratification of the appointment of our independent auditors, which requires the affirmative vote of a majority of the shares voting on the matter.

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement or our annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Switchboard Incorporated, 120 Flanders Road, Westboro, Massachusetts 01581, Attention: Sally Masnoon, Investor Relations, phone: (508) 898-8000. If you want to receive separate copies of our annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

     Switchboard will bear the costs of soliciting proxies. Our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     We have a classified board of directors consisting of two class I directors, two class II directors and two class III directors. The class I, class II and class III directors serve until the annual meeting of stockholders to be held in 2004, 2005 and 2003, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

     On June 30, 1999, we entered into a stockholders' voting agreement with Viacom Inc. and ePresence, Inc. under which Viacom agreed to vote all of its shares of our common stock to elect to our board of directors a number of persons designated by ePresence that would represent a majority of our board of directors. Effective as of January 1, 2001, we entered into an agreement with Viacom and ePresence terminating that stockholders' voting agreement in its entirety.

     The persons named in the enclosed proxy will vote to elect, as class III directors, Douglas J. Greenlaw and Dean Polnerow, the two director nominees named below, unless the proxy is marked otherwise. Mr. Greenlaw and Mr. Polnerow are currently directors of Switchboard. Each class III director will be elected to hold office until the 2006 annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve, if elected. However, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. Our board of directors has no reason to believe that any of the nominees will be unable to serve if elected. There are three vacancies on the board, one of which is a class III director. Our board of directors has not identified an individual to fill this vacancy at this time. Proxies cannot be voted cumulatively or for a greater number of persons than the number of nominees named in this proxy statement.

     For each member of our board of directors, including those who are nominees for election as class III directors, there follows information given by each concerning his principal occupation and business experience for at least the past five years, the names of other public reporting companies of which he serves as a director and his age and length of service as one of our directors. There are no family relationships among any of our directors, nominees for director and executive officers.

                        Nominees for Class III Directors

     Douglas J. Greenlaw, 58, has served as our Chief Executive Officer since October 1999 and as a director since January 2000. Prior to joining Switchboard, from 1997 to October 1999, Mr. Greenlaw served as an independent management consultant. From 1994 to 1996, Mr. Greenlaw served as President and Chief Operating Officer of Multimedia, Inc., a publisher of newspapers and operator of television and radio stations.

     Dean Polnerow, 47, founded Switchboard and has served as our President since March 1998 and as a director since September 1998. Prior to his appointment as President, from 1996 to March 1998, Mr. Polnerow served as Vice President, Product and Business Development. From 1983 to 1996, Mr. Polnerow served in various capacities, including as Vice President, Advanced Development, at Banyan Systems Incorporated (which subsequently changed its name to ePresence, Inc.).

        Incumbent Class I Directors (terms expire at 2004 annual meeting)

     William P. Ferry, 50, has served as a director since 1997 and as our Chairman of the Board of Directors since 1998. Mr. Ferry has served as Chairman of the Board of Directors of ePresence, Inc., a provider of security and identity management solutions which owned 52.0% of Switchboard's common stock as of January 31, 2003, since 1997 and as President, Chief Executive Officer and a director of ePresence since 1997. From 1990 to 1997, Mr. Ferry served in various capacities, most recently as President, Services Division, at Wang Laboratories, Inc., an information technology service provider.

     Robert M. Wadsworth, 42, has served as a director since September 1999. Mr. Wadsworth is a Managing Director of HarbourVest Partners, LLC, a venture capital management company. He joined Hancock Venture Partners, the predecessor of HarbourVest Partners, in 1986. Mr. Wadsworth is a general partner of several private equity funds managed by HarbourVest Partners. Mr. Wadsworth has been a director of ePresence since March 1998. He is also a director of Concord Communications, Inc., Network Engines, Inc., Outsourcing Services Group, Trintech Group plc and several private companies.

       Incumbent Class II Directors (terms expire at 2005 annual meeting)

     Richard M. Spaulding, 43, has served as a director since 1996. Mr. Spaulding is Senior Vice President and Chief Financial Officer of ePresence, Inc., where he has served in various capacities since 1990.

     David N. Strohm, 54, has served as a director since February 1998. He has been a general partner of Greylock Management Corporation, a venture capital group, since 1980, and he is a general partner of several venture capital funds affiliated with Greylock Management. Mr. Strohm served as a director of ePresence from 1983 until November 1999. He is also a director of DoubleClick Inc., Legato Systems, Inc. and Internet Security Systems, Inc.

Board of Directors and Committee Meetings

     Our board of directors met five times during 2002. All directors attended at least 75% of the meetings of the board of directors and of the committees on which they served.

     Our board of directors has a standing audit committee, which, among other things, reviews the results and scope of the audit and other services provided by our independent auditors. The audit committee held ten meetings during 2002. The current members of the audit committee are Mr. Spaulding, Mr. Strohm and Mr. Wadsworth.

     Our board of directors has a standing compensation committee, which provides recommendations to the board of directors regarding our compensation programs and administers certain of our employee benefit plans. The compensation committee held one meeting during 2002. The current members of the compensation committee are Mr. Ferry, Mr. Strohm and Mr. Wadsworth.

     Our board of directors has a standing nominating committee, which advises and makes recommendations to the board of directors as to the selection of candidates for election to the board of directors. The nominating committee held no meetings during 2002. The current members of the nominating committee are Mr. Ferry, Mr. Greenlaw and Mr. Wadsworth. The nominating committee considers nominees recommended by our stockholders. Any stockholder desiring to submit a candidate for consideration by the nominating committee should send sufficient biographical data and background information concerning the candidate to enable a proper judgment as to the candidate's qualifications, together with any other relevant information, to Chairman, Nominating Committee, c/o Switchboard Incorporated, 120 Flanders Road, Westboro, Massachusetts 01581.

                                   PROPOSAL 2
             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     Our board of directors, at the recommendation of the audit committee, has selected the firm of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2003. Ernst & Young LLP has served as our independent auditors since June 2002. Although stockholder approval of the board's selection of Ernst & Young LLP is not required by law, the board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, the board will reconsider its selection of Ernst & Young LLP.

     Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     Our board of directors believes that the ratification of Ernst & Young LLP as our independent auditors for the fiscal year 2003 is in the best interests of both Switchboard's stockholders and Switchboard and recommends a vote FOR this proposal.

Report of the Audit Committee

     The audit committee of our board of directors is composed of three members and acts under a written charter first adopted and approved in June 2000. The charter was filed as an appendix to our proxy statement for our 2001 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 17, 2001, and has not been amended since it was adopted. With the exception of Richard M. Spaulding, the members of the audit committee are independent directors, as defined by its charter and the rules of the NASDAQ Stock Market. Mr. Spaulding is not an independent director because he is Senior Vice President and Chief Financial Officer of ePresence, which owned approximately 52.0% of the Company's common stock as of January 31, 2003. The Company's board of directors has determined, as permitted under the currently effective rules of the NASDAQ Stock Market, to appoint one non-independent director to the audit committee. The board of directors has decided to do so in light of Mr. Spaulding's 18 years of financial experience, including financial oversight responsibilities as Chief Financial Officer of ePresence, and substantial involvement with the Company since its inception. The audit committee held twelve meetings during the fiscal year ended December 31, 2002. The audit committee met more often in 2002 than it has in past years primarily to address the re-audit of our financial statements for the fiscal year ended December 31, 2001, the selection of new auditors and compliance with proposed and newly issued rules and regulations.

     The audit committee reviewed our audited financial statements for the fiscal year ended December 31, 2002 and discussed these financial statements with our management. The audit committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Certification of Statements on Auditing Standards AVss.380) with Ernst & Young LLP, our independent auditors for 2002.

     Our independent auditors also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the audit committee discussed with the independent auditors the matters disclosed in this report and their independence from Switchboard. The audit committee also considered whether the independent auditors' provision of the other, non-audit-related services to the Company which are referred to below under the heading "Independent Auditors' Fees and Other Matters" is compatible with maintaining such auditors' independence and believes the provision of such services is so compatible. Based on its discussions with management and the independent auditors, and its review of the financial statements and of the representations and information provided by management and the independent auditors, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

     By the audit committee of the board of directors of Switchboard
Incorporated.

                                        RICHARD M. SPAULDING
                                        DAVID N. STROHM
                                        ROBERT M. WADSWORTH

Changes of Independent Accountant

  Dismissals of Independent Accountants

     The Company dismissed the firm of Arthur Andersen LLP ("AA") as the Company's independent accountant, on June 28, 2002.

     AA's reports on the Company's financial statements for the last fiscal year did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

     The decision to dismiss AA was recommended by management and the Company's audit committee and was approved by the Company's board of directors.

     During the Company's most recent fiscal year and through June 28, 2002, there were no disagreements with AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of AA, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports on the financial statements for such years.

     During the Company's most recent fiscal year and through June 28, 2002, there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company dismissed the firm of PricewaterhouseCoopers LLP ("PWC") as the Company's independent accountant, on November 27, 2001.

     PWC's reports on the Company's financial statements for each of the last two fiscal years prior to its dismissal did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

     The decision to dismiss PWC was recommended by management and the Company's audit committee and was approved by the Company's board of directors.

     During our two most recent fiscal years and through November 27, 2001, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PWC, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports on the financial statements for such years.

     During the Company's two most recent fiscal years and through November 27, 2001, there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company engaged AA as the Company's independent accountant effective November 27, 2001.

     During the two most recent fiscal years and through November 27, 2001 prior to engaging AA, neither the Company nor anyone on its behalf consulted AA regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that AA concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of either a disagreement or a reportable event described above.

  Engagement of New Independent Accountant for 2002

     The Company engaged Ernst & Young LLP ("EY") as the Company's independent accountant effective June 28, 2002.

     During the most recent fiscal year and through June 28, 2002 prior to engaging EY, neither the Company nor anyone on its behalf consulted EY regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of either a disagreement or a reportable event described above.

Independent Auditors' Fees and Other Matters

  Audit Fees

     As of March 28, 2003, EY had billed us an aggregate of $95,000 and AA had billed us an aggregate of $10,000 in fees for professional services rendered in connection with the audit of our financial statements for the most recent fiscal year and the reviews of the financial statements included in each of our quarterly reports on Form 10-Q during the fiscal year ended December 31, 2002.

  Financial Information Systems Design and Implementation Fees

     As of March 28, 2003, neither EY nor AA had billed us any fees for professional services rendered to us and our affiliates for the fiscal year ended December 31, 2002 in connection with the design and implementation of financial information systems, and neither of them had provided any such services.

  All Other Fees

     As of March 28, 2003, EY had billed us an aggregate of $359,000 and AA had billed us an aggregate of $9,000 for other services rendered to us and our affiliates for the fiscal year ended December 31, 2002. Of the $359,000 billed to us by EY, $351,000 related to the re-audit of our financial statements for the fiscal year ended December 31, 2001. The remainder of the services billed to us by EY, as well as those billed to us by AA, related primarily to tax preparation and tax advice.

         Security Ownership of Certain Beneficial Owners and Management

     The following table shows how much Switchboard common stock was beneficially owned as of January 31, 2003 by each entity or person who is known to us to own 5% or more of Switchboard's common stock, each director, each executive officer listed in the Summary Compensation Table below, and all directors and executive officers as a group. As of January 31, 2003, there were 18,840,928 shares of Switchboard's common stock issued and outstanding.

     The address of each of our executive officers and directors listed below is c/o Switchboard Incorporated, 120 Flanders Road, Westboro, Massachusetts 01581.

                                                                           Amount and Nature
                                                                     of Beneficial Ownership (1)
                                                                ------------------------------------
                                                                                          Percent of
Name of Beneficial Owner                                        Number of Shares           Class(2)
--------------------------------------------------------        ----------------          ----------
5% Stockholders:
ePresence, Inc..........................................           9,802,421(3)             52.0%

     120 Flanders Road
     Westboro, Massachusetts 01581
AOL Time Warner Inc.....................................           1,496,260(4)              7.9%
     75 Rockefeller Plaza
     New York, New York 10019

Directors and Executive Officers:
James M. Canon..........................................             315,800(5)              1.6%
William P. Ferry........................................             195,000(6)              1.0%
Douglas J. Greenlaw.....................................             616,000(7)              3.2%
Kevin P. Lawler.........................................              75,500(8)                *
Robert P. Orlando.......................................             190,000(9)              1.0%
Dean Polnerow...........................................             696,045(10)             3.6%
Richard M. Spaulding....................................             125,000(11)               *
David N. Strohm.........................................             110,000(12)               *
Robert M. Wadsworth.....................................             110,000(13)               *
All executive officers and directors as a group
( 9 persons)............................................           2,433,345(14)            11.8%

*    Less than 1%.

(1) This table is based upon information supplied by officers and directors, and upon reports filed by principal stockholders under Section 13(d) or 13(g) of the Securities Exchange Act of 1934. Unless otherwise indicated in the footnotes to this table, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 18,840,928 shares of common stock outstanding on January 31, 2003. The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission. The information is not necessarily indicative of beneficial ownership for any other purpose.

(2) For purposes of calculating the ownership percentage of individual directors and officers, the number of shares deemed outstanding includes 18,840,928 shares of Switchboard's common stock issued and outstanding as of January 31, 2003 plus any shares subject to options held by the individual in question which are exercisable on or before April 1, 2003.

(3) Held directly by ePresence Securities Corporation, a wholly-owned subsidiary of ePresence.

(4) 1,121,260 of these shares are held directly by America Online, Inc., a wholly-owned subsidiary of AOL Time Warner Inc. 375,000 of these shares are held directly by Digital City, Inc., a wholly-owned subsidiary of America Online, Inc.

(5) James M. Canon. Consists of shares of our common stock issuable pursuant to options exercisable on or before April 1, 2003, 64,323 of which would be subject to Switchboard's right to repurchase at their exercise price.

(6) William P. Ferry. Includes 170,000 shares of our common stock issuable pursuant to options exercisable on or before April 1, 2003, of which 50,000 would be subject to Switchboard's right to repurchase at their exercise price. Mr. Ferry is President, Chief Executive Officer and Chairman of the Board of Directors of ePresence and as of January 31, 2003 beneficially owned 1,837,500 shares, or approximately 7.6%, of ePresence's common stock. Mr. Ferry disclaims beneficial ownership of 9,802,421 shares of Switchboard common stock beneficially owned by ePresence.

(7) Douglas J. Greenlaw. Includes 150,000 shares of our common stock issuable pursuant to options exercisable on or before April 1, 2003, 50,000 of which would be subject to Switchboard's right to repurchase at their exercise price, and 225,000 shares of our common stock that are subject to Switchboard's right to repurchase at their original purchase price.

(8) Kevin P. Lawler. Includes 75,000 shares of our common stock issuable pursuant to options exercisable on or before April 1, 2003, 32,751 of which would be subject to Switchboard's right to repurchase at their exercise price.

(9) Robert P. Orlando. Consists of shares of our common stock issuable pursuant to options exercisable on or before April 1, 2003, 137,500 of which would be subject to Switchboard's right to repurchase at their exercise price.

(10) Dean Polnerow. Includes 638,000 shares of our common stock issuable pursuant to options exercisable on or before April 1, 2003, 195,750 of which would be subject to Switchboard's right to repurchase at their exercise price. As of January 31, 2003, Mr. Polnerow also owned 4,000 shares, or less than 1%, of the issued and outstanding common stock of ePresence.

(11) Richard M. Spaulding. Includes 111,250 shares of our common stock issuable pursuant to options exercisable on or before April 1, 2003, 50,000 of which would be subject to Switchboard's right to repurchase at their exercise price. Also includes 1,000 shares of our common stock held by Mr. Spaulding's spouse. Mr. Spaulding is Senior Vice President and Chief Financial Officer of ePresence, and as of January 31, 2003 beneficially owned 253,413 shares, or approximately 1.1%, of ePresence's common stock. Mr. Spaulding disclaims beneficial ownership of 9,802,421 shares of Switchboard common stock beneficially owned by ePresence.

(12) David N. Strohm. Includes 70,000 shares of our common stock issuable pursuant to options exercisable on or before April 1, 2003, 50,000 of which would be subject to Switchboard's right to repurchase at their exercise price.

(13) Robert M. Wadsworth. Consists of shares of our common stock issuable pursuant to options exercisable on or before April 1, 2003, 50,000 of which would be subject to Switchboard's right to repurchase at their exercise price. Mr. Wadsworth is a director of ePresence and as of December 31, 2002 beneficially owned 3,989,380 shares, or approximately 16.6%, of ePresence's common stock, including 3,947,380 shares beneficially owned by an investment fund with which he is affiliated, and of which he disclaims beneficial ownership except to the extent of his pecuniary interest therein. Mr. Wadsworth disclaims beneficial ownership of 9,802,421 shares of Switchboard common stock beneficially owned by ePresence.

(14) Includes 1,830,050 shares issuable upon the exercise of options exercisable on or before April 1, 2003, 680,324 of which would be subject to Switchboard's right to repurchase at their purchase price. Also includes 225,000 shares which are subject to Switchboard's right to repurchase at their purchase price.

                             EXECUTIVE COMPENSATION

Employment, Change of Control and Severance Arrangements

     Douglas J. Greenlaw. In October 1999, we entered into an employment agreement under which the Company agreed to employ Douglas J. Greenlaw as our Chief Executive Officer. Either Mr. Greenlaw or the Company may terminate the agreement on 60 days' notice. If we terminate Mr. Greenlaw's employment for any reason, except for cause, Mr. Greenlaw will be entitled to his base salary and bonus, pro rated for assumed on-target achievement of performance objectives, for six months from the date of termination, as well as continued employee benefits coverage for six months.

     Under his employment agreement, Mr. Greenlaw received a non-qualified option to purchase up to 900,000 shares of our common stock at an exercise price of $9.00 per share. In January 2002, we reached an agreement with Mr. Greenlaw under which we cancelled the option for 900,000 shares and instead granted him 450,000 shares of restricted common stock at a purchase price of $3.22 per share. Mr. Greenlaw paid for these shares with the proceeds of a loan by the Company in the principal amount of $1,449,000, bearing interest at the rate of 4.875%, compounded annually, and due and payable on the earlier of the sixth anniversary of the note or 90 days after Mr. Greenlaw ceases employment with the Company. 225,000 of these shares are unvested and thus subject to Switchboard's right to repurchase them at the original purchase price, pursuant to a restricted stock purchase agreement for the shares between Switchboard and Mr. Greenlaw dated January 4, 2002, and will become vested in annual installments of 75,000 shares over the next three years. If a change in control of Switchboard occurs, 50% of any unvested portion of Mr. Greenlaw's restricted stock immediately vests. One year after a change in control of Switchboard, the remainder of the unvested portion of Mr. Greenlaw's restricted stock immediately vests. If we terminate Mr. Greenlaw's employment within one year of a change in control of Switchboard or if we materially reduce his responsibilities from those in effect immediately prior to a change in control, 100% of the unvested portion of his restricted stock immediately vests.

     Other Employment Arrangements. In December 1999, we entered into employment agreements with Dean Polnerow, our President, and James M. Canon, our Vice President, Business Development. Under these agreements, both Mr. Polnerow and Mr. Canon will receive accelerated vesting of 50% of their then unvested stock options if they remain employed by the Company six months after it experiences a change in control, or if they resign within six months after the change in control because their compensation or responsibilities have been materially reduced or because they have been relocated by more than 35 miles. In addition, Mr. Polnerow's agreement provides that he will receive accelerated vesting of 100% of his then unvested stock options if his employment is terminated for any reason, other than for cause, within one year of a change in control of Switchboard. Both Mr. Polnerow and Mr. Canon are entitled to receive their base salary (in Mr. Canon's case, less salary he receives from other employment) and employee benefits for six months if their employment is terminated at any time other than for cause, or if they resign at any time because their compensation or responsibilities have been materially reduced or because they have been relocated by more than 35 miles. In addition, under such circumstances Mr. Polnerow will be entitled to bonus payments, pro rated for assumed on-target achievement of performance objectives, for six months from the date his employment is terminated. Each of these agreements renews automatically every year unless either party gives 60 days' written notice of nonrenewal.

     In May 2000, we entered into an employment agreement with Kevin P. Lawler, our Vice President, Human Resources, which contains accelerated vesting and severance provisions substantially similar to those of our agreement with Mr. Canon. Mr. Lawler's agreement is terminable by either party on 30 days' written notice.

     In September 2001, we entered into an employment agreement with Robert P. Orlando, our Vice President and Chief Financial Officer, Secretary and Treasurer, which provides for accelerated vesting of 50% of his unvested stock options immediately upon a change in control of the Company, and for accelerated vesting of all of his remaining unvested stock options one year after the change in control or if Mr. Orlando's employment is terminated or his responsibilities are materially reduced within one year after the change in control. Mr. Orlando is entitled to receive his base salary (less salary received from other employment) and employee benefits for six months if his employment is terminated at any time other than for cause. Mr. Orlando's agreement is terminable by either party on 30 days' written notice.

Summary Compensation

     The following table provides information about the compensation for Switchboard's last three fiscal years (2002, 2001 and 2000) of Switchboard's Chief Executive Officer during fiscal 2002, plus the four other most highly compensated executive officers as of the end of fiscal 2002.

     In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table below does not include medical, group life or other benefits which are available to all of our salaried employees, and perquisites and other personal benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the total annual salary and bonuses for each of the persons shown in the table.

                           Summary Compensation Table

                                                                                    Long Term
                                                                               Compensation Awards
                                                                            -------------------------
                                                                                            Shares
                                                                                              of
                                              Annual Compensation                            Common
                                      ----------------------------------     Restricted      Stock
                                                            Other Annual     Stock         Underlying
Name and Principal Positions  Year     Salary     Bonus     Compensation    Award(s)($)     Options
----------------------------  ----    --------   -------    ------------    -----------    ----------
Douglas J. Greenlaw.........  2002    $240,000   $24,972        $ --          $  0 (1)           --
   Chief Executive Officer    2001     239,423    50,000          --            --          150,000
                              2000     226,200    67,000          --            --               --

Dean Polnerow...............  2002    $220,000   $26,300      $   --          $ --          100,000
   President                  2001     218,654    65,290          --            --          150,000
                              2000     184,615    76,061       3,170(2)         --            3,000

Robert P. Orlando (3).......  2002    $170,000   $76,250        $ --          $ --           30,000
   Vice President and         2001      39,231    17,500          --            --          160,000
   Chief Financial Officer

James M. Canon..............  2002    $140,000   $13,800        $ --          $ --           30,000
   Vice President, Business   2001     139,615    33,218          --            --           50,000
   Development                2000     130,000    34,215          --            --              300

Kevin P. Lawler(4)..........  2002    $135,000   $10,706        $ --          $ --           20,000
   Vice President, Human      2001     130,807    28,169          --            --           25,000
   Resources

(1) In January 2002, Mr. Greenlaw purchased 450,000 restricted shares of our common stock for an aggregate purchase price of $1,449,000, or $3.22 per share. The purchase price represented the fair market value of the stock on the date of purchase. These shares constituted all of the shares of restricted stock held by Mr. Greenlaw at December 31, 2002. The vesting of these restricted shares is described in detail under the heading "Executive Compensation-Employment, Change of Control and Severance Arrangements-Douglas J. Greenlaw". The shares are entitled to any dividends we may pay on our common stock.
(2)  Represents compensation for unused vacation time.
(3)  Mr. Orlando joined Switchboard in October 2001.
(4) Mr. Lawler joined Switchboard in May 2000 and became an executive officer in January 2001.

Option Grants in Last Fiscal Year

     The following table contains information concerning stock option grants made in 2002 to each of the executive officers identified in the Summary Compensation Table above. Each stock option grant has a term of ten years and vests as to 25% of the total shares available for grant under such option as of the first anniversary of the date of grant. Every three months thereafter, an additional 6.25% of the shares vests on a schedule that ends on the four-year anniversary of the grant date. The per share exercise price of all options described below represents the fair market value of our common stock on the grant date, unless otherwise noted.

     Amounts described in the following table under the heading "Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term" represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock and the date on which the options are exercised. No gain to the optionees is possible without an appreciation in stock price, which will benefit all stockholders commensurately.

                                        Option Grants in Last Fiscal Year
                         -----------------------------------------------------------------      Potential Realizable
                                                 Percent of                                    Value at Assumed Annual
                         Number of Shares of   Total Options                                     Rates of Stock Price
                             Common Stock        Granted to    Exercise                      Appreciation for Option Term
                          Underlying Options    Employees in   Price Per                     ----------------------------
Name                           Granted          Fiscal Year      Share     Expiration Date        5%              10%
-----------------------  -------------------   -------------   ---------   ---------------   -----------       ----------
Douglas J. Greenlaw....            -                 -%          $  --           --               $ --              $ --

Dean Polnerow..........      100,000             18.32%          $3.22        1/3/2012        $202,504          $513,185

Robert P. Orlando...          10,000              1.83%          $3.22        1/3/2012         $20,250           $51,319
                              20,000              3.66%          $2.00      10/27/2012         $25,156           $63,750

James M. Canon.........       30,000              5.50%          $3.22        1/3/2012         $60,751          $153,956

Kevin P. Lawler.......        20,000              3.66%          $3.22        1/3/2012         $40,501          $102,637


Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

     The following table sets forth information concerning options exercised during 2002 by each of the executive officers identified in the Summary Compensation Table above and the number and value of unexercised stock options held by each of those executive officers. Amounts described in the following table under the heading "Value of Unexercised In-the-Money Options at Year End" are based on the aggregate fair market value of the underlying shares of common stock on December 31, 2002 ($2.99 per share), less the aggregate option exercise price. Amounts described in the following table under the heading "Value Realized" represent the difference between the aggregate fair market value of the underlying shares of common stock on the date of exercise and the aggregate exercise price. Amounts described in the following table under the heading "Number of Shares Underlying Unexercised Options at Year-End" include stock options that are exercisable subject to the Company's right to repurchase at their exercise price, as described in "Security Ownership of Certain Beneficial Owners and Management."

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                        Number of Shares Underlying            Value of Unexercised
                                                          Unexercised Options at                   In-the-Money
                                                                 Year-End(1)                   Options At Year-End
                            Shares                    ------------------------------     ------------------------------
                          Acquired on     Value         Exercisable      Exercisable      Exercisable      Exercisable
Name                       Exercise      Realized       and Vested      and Unvested      and Vested      and Unvested
-----------------------   -----------   -----------   ---------------   ------------     ------------     -------------
Douglas J. Greenlaw....        --             --            87,500          62,500             $ --             $ --
Dean Polnerow..........        --             --           367,063         270,937         $427,500         $199,000
Robert P. Orlando......        --             --            40,000         150,000          $18,400          $75,000
James M. Canon.........     6,000        $25,296           239,770          76,030         $299,345             $ --
Kevin P. Lawler........        --             --            33,280          41,720             $ --             $ --

                      Equity Compensation Plan Information

                                                                                              Number of securities
                                                                                             remaining available for
                                                                                              future issuance under
                                Number of securities to be                                     equity compensation
                                 issued upon exercise of       Weighted-average exercise        plans (excluding
                                   outstanding options,           price of outstanding         securities reflected
           Plan Category            warrants and rights       options, warrants and rights        in column (a))
           -------------        --------------------------    ----------------------------   -----------------------
                                           (a)                           (b)                           (c)
      Equity compensation
      plans approved by
      security holders                 3,304,803                        $4.85                      1,861,322 (1)
                                                                        =====
      Equity compensation
      plans not approved by
      security holders                   261,800                        $3.32                        184,200 (2)
                                       ---------                        =====                      ---------
      Total                            3,566,603                        $4.74                      2,045,522
                                       =========                        =====                      =========

(1) Includes 205,291 shares issuable under our 1999 Employee Stock Purchase Plan, of which up to 62,496 shares are issuable in connection with the current offering period which ends on August 29, 2003. Also includes 1,656,031 shares issuable under our 1999 Stock Incentive Plan. In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2002, all shares available for issuance under the 1999 Stock Incentive Plan may be issued in the form of restricted stock or other stock-based awards.
(2) Consists of shares issuable under our 2000 Envenue Nonstatutory Stock Option Plan. In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2002, all shares available for issuance under the 2000 Envenue Nonstatutory Stock Option Plan may be issued in the form of restricted stock or other stock-based awards.

Description of 2000 Envenue Nonstatutory Stock Option Plan

     Under our 2000 Envenue Nonstatutory Stock Option Plan, we may grant nonstatutory stock options, restricted stock awards and other stock-based awards for up to 446,000 shares of common stock to our employees (and any individuals who have accepted an offer for employment), consultants and advisors, other than those who are also our officers, within the meaning of Section 16 of the Securities and Exchange Act of 1934, or directors.

     The plan is administered by our board of directors. The board of directors is authorized to grant and establish the terms of awards under the plan and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the plan as it deems advisable. The board of directors may correct any defect, supply any omission or reconcile any inconsistency in the plan or any award in the manner and to the extent it shall deem expedient to carry the plan into effect. The Board has delegated to the compensation committee the authority to administer certain aspects of the plan.

     The plan permits the following forms of payment of the exercise price of options: (i) payment in cash, by check or in connection with a "cashless exercise" through a broker, (ii) surrender to Switchboard of shares of common stock, (iii) delivery to Switchboard of a promissory note, (iv) any other lawful means or (v) any combination of these forms of payment.

     If any award under the plan expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any common stock not being issued, the unused common stock covered by the award will again be available for the grant of awards under the plan.

     Our board of directors will determine, in good faith, to make appropriate adjustments in connection with the plan and any outstanding options under the plan to reflect any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of common stock other than a normal cash dividend. The plan also contains provisions addressing the consequences of any acquisition event, which is defined as (1) any merger or consolidation of Switchboard with or into another entity as a result of which the common stock is converted into or exchanged for the right to receive cash, securities or other property or (2) any exchange of shares of Switchboard for cash, securities or other property pursuant to a statutory share exchange transaction. Upon the occurrence of an acquisition event, all outstanding options will be assumed, or equivalent options will be substituted, by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, the options, then the board of directors will accelerate the options to make them fully exercisable prior to the acquisition event or provide for a cash out of the value of any outstanding options.

Report of the Compensation Committee on Executive Compensation

     Switchboard's executive compensation program is administered by the compensation committee of Switchboard's board of directors, which is currently comprised of three outside directors. The compensation committee is responsible for determining the compensation of each of our executive officers. This report addresses our compensation policies for 2002 as they affected Switchboard's executive officers, including the executive officers named in the tables above.

     Switchboard's executive compensation program is designed to align executive compensation with our business objectives and individual performance, to underscore the importance of creating stockholder value and to enable Switchboard to attract, retain and reward executive officers who contribute, and are expected to contribute, to Switchboard's long-term success. In establishing executive compensation, the compensation committee is generally guided by the following principles:

     * the total compensation payable to executive officers should be competitive with the compensation paid by comparable companies for officers in comparable positions;
     * the total compensation payable to executive officers should reflect general economic conditions and economic conditions particular to our industry; and
     * individual compensation should include components that reflect the performance of the individual, teamwork and the achievement of corporate objectives.

     The compensation of Switchboard's executive officers primarily consists of a combination of base salary, annual incentive bonuses and equity-based compensation.

     The compensation committee subjectively determines the base salary for all executives, including Douglas J. Greenlaw, our Chief Executive Officer, by reviewing the salaries for competitive positions in Switchboard's industry, the historical compensation levels of the executives, the individual performance of the executives in the preceding year and salary levels required by any applicable employment agreements. In fixing the base salary of all executive officers in 2002, the compensation committee reviewed survey data provided to Switchboard by outside resources showing compensation data for companies with revenues comparable to those of Switchboard. The survey contained information obtained from a broad set of companies within the Internet and e-business industries. The compensation committee considered the survey data as a basis for its subjective assessment that the salaries established by it for 2002, including the base salary of Mr. Greenlaw, were competitive as compared to the salaries of executive officers of companies in these industries with revenues similar to those of Switchboard. The compensation committee considers target compensation falling within the ranges of compensation paid by these comparable companies to be competitive for this purpose.

     In 2002, Switchboard awarded annual incentive bonuses under the executive incentive plan. Bonuses, including Mr. Greenlaw's, were determined predominantly based upon the achievement of specified company financial goals as well as a subjective assessment of personal contributions to Switchboard. Where applicable, bonus amounts specified in employment agreements between Switchboard and certain of its executives were utilized in determining those executives' bonuses.

     Awards of stock options and restricted stock under Switchboard's stock incentive plans are designed to more fully align the long-term interests of Switchboard 's executives and its stockholders and to assist in the retention of executives. In general, stock options are awarded based upon the market price of Switchboard's common stock on the date of grant. Therefore, they do not become valuable to the holder unless the trading price of Switchboard's common stock increases above the price on the date of grant. The terms of restricted stock awards are determined on a case specific basis. In awarding stock options and restricted stock to Switchboard's executive officers, the compensation committee takes into account various factors including:

     * the duties and responsibilities of the individual;
     * performance of the individual;
     * the total number of outstanding compensatory stock options granted by Switchboard; and
     * the size of prior stock option and restricted stock awards to the individual.

     In order to achieve certain goals under the Internal Revenue Code of 1986 and the federal securities laws, the compensation committee has established a subcommittee composed of David N. Strohm and Robert M. Wadsworth, which generally grants stock options restricted stock to Switchboard's executive officers.

     The compensation committee considered the survey data and the other criteria set forth above as a basis for its subjective assessment that the salaries, bonuses and stock-based elements of compensation it established for 2002 were appropriate and were comparable to the salaries, bonuses and stock-based compensation of executive officers of companies in the Internet and e-business industries with revenues similar to those of Switchboard. In particular, Mr. Greenlaw's compensation, including his restricted stock award and related loan, was based primarily upon the following factors:

     * Switchboard's revenue and operating income/loss for fiscal 2001;
     * Switchboard's revenue and operating income/loss goals for fiscal 2002;
     * Switchboard's projected net income/loss for fiscal 2002; and
     * providing Mr. Greenlaw with a long-term equity incentive.

     Switchboard recognizes that, as is the case with many publicly held corporations, the possibility of a change in control of Switchboard exists and that such possibility, and the uncertainty and questions which it may raise among key personnel, may result in the departure or distraction of key personnel to the detriment of Switchboard and its stockholders. Consequently, Switchboard has entered into employment agreements with each of its current executive officers which include provisions designed to reinforce and encourage the continued employment and dedication of those officers in the event of a change in control of Switchboard.

     Switchboard has adopted an employee stock purchase plan, which is available to all eligible employees of Switchboard, including executive officers. This plan generally permits employees, including executive officers, to purchase shares of our common stock, through payroll deductions, at a price equal to 85% of the fair market value of our common stock at the beginning or end of the applicable purchase period, whichever is lower.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to Switchboard's chief executive officer and four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The compensation committee reviews the potential effect of Section 162(m) periodically. The compensation committee has in the past and may in the future reserve the right to use its judgment to authorize compensation payments that may be in excess of the limit when the compensation committee believes such payments are appropriate and in the best interest of Switchboard's stockholders, after taking into consideration changing business conditions and the performance of Switchboard's executive officers.

     By the compensation committee of the board of directors of Switchboard Incorporated,

                                              WILLIAM P. FERRY
                                              DAVID N. STROHM
                                              ROBERT M. WADSWORTH


Compensation Committee Interlocks and Insider Participation

     In 2002, our compensation committee consisted of Mr. Ferry, Mr. Strohm and Mr. Wadsworth. No executive officer of Switchboard served during the year ended December 31, 2002 as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served on our board of directors or compensation committee.

     Mr. Ferry is Chairman of the Board of Directors, President and Chief Executive Officer of ePresence. Mr. Wadsworth is also a director of ePresence. Mr. Strohm served as a director of ePresence from 1983 until November 1999. Another of our directors, Richard M. Spaulding, is Senior Vice President and Chief Financial Officer of ePresence.

     As of January 31, 2003, ePresence beneficially owned approximately 52.0% of our common stock. A change of control of Switchboard occurred upon the closing of the Restructuring Agreement among Switchboard, Viacom, Inc., and ePresence dated August 28, 2001. At the closing, among other things, Switchboard repurchased from Viacom 7,488,560 shares of our common stock then held by Viacom. As the result of this repurchase, ePresence became the owner of the majority of Switchboard's issued and outstanding common stock.

     On March 7, 2002, we entered into a corporate services agreement with ePresence under which ePresence provides us with telephone service and support for an amount of $75,000 per year. This services agreement expired on February 28, 2003. In March 2003, we entered into a new services agreement with ePresence to provide telephone service and support only from March 2003 through December 2003 for $62,500. We also sublease our facilities in Westboro, Massachusetts from ePresence. Since January 2001, we have subleased our current facilities at 120 Flanders Road from ePresence. The current sublease will expire on December 31, 2003 and the annual rent for 2003 is $227,000.

                              DIRECTOR COMPENSATION

     We reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and any meetings of its committees. From time to time, in our discretion, we grant equity awards to our non-employee directors under our stock incentive plans. During 2002, we granted 200,000 options to our non-employee directors. Messrs. Ferry, Spaulding, Strohm and Wadsworth each received a grant of 40,000 stock options at an exercise price of $4.45 per share, which will become vested in equal annual installments over a four-year period. In addition, each of them received a grant of 10,000 stock options at an exercise price of $6.15 per share, which will become fully vested on May 15, 2003.

     Directors who have received options have the right to exercise such options prior to the time they become vested. Upon an exercise of unvested options, directors receive shares of restricted stock which are subject to the same vesting schedule as the original options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Douglas J. Greenlaw

     In January 2002 Switchboard loaned Douglas J. Greenlaw, its Chief Executive Officer, the sum of $1,449,000. The loan, which is evidenced by Mr. Greenlaw's promissory note in the principal amount of $1,449,000, bears interest at the rate of 4.875%, compounded annually, and is due and payable on the earlier of the sixth anniversary of the note or 90 days after Mr. Greenlaw ceases employment with the Company. Mr. Greenlaw used all of the proceeds from the loan to pay for 450,000 shares of the Company's common stock which he purchased pursuant to a Restricted Stock Purchase Agreement between him and the Company dated January 4, 2002. See "Employment, Change of Control and Severance Arrangements" above.

ePresence, Inc.

     As of January 31, 2003, ePresence beneficially owned approximately 52.0% of our common stock. A change in control of Switchboard occurred upon the closing of the Restructuring Agreement among Switchboard, Viacom, Inc., and ePresence dated August 28, 2001. At the closing, among other things, Switchboard repurchased from Viacom 7,488,560 shares of our common stock then held by Viacom. As the result of this repurchase, ePresence became the owner of the majority of Switchboard's issued and outstanding common stock.

     The Chairman of our board of directors, William P. Ferry, is Chairman of the Board of Directors, President and Chief Executive Officer of ePresence. Our director, Robert M. Wadsworth, is also a director of ePresence. David N. Strohm, another of our directors, served as a director of ePresence from 1983 until November 1999. Our director, Richard M. Spaulding, is Senior Vice President and Chief Financial Officer of ePresence.

     On March 7, 2002, we entered into a corporate services agreement with ePresence under which ePresence provides us with telephone service and support for an amount of $75,000 per year. This services agreement expired on February 28, 2003. In March 2003, we entered into a new services agreement with ePresence to provide telephone service and support only from March 2003 through December 2003 for $62,500. We also sublease our facilities in Westboro, Massachusetts from ePresence. Since January 2001, we have subleased our current facilities at 120 Flanders Road from ePresence. The current sublease will expire on December 31, 2003 and the annual rent for 2003 is $227,000.

AOL Time Warner Inc.

     As of December 31, 2002, AOL Time Warner Inc. beneficially owned approximately 7.9% of our common stock. In December 2000, we entered into a directory and local advertising platform services agreement with America Online, Inc. ("AOL"), a wholly-owned subsidiary of AOL Time Warner Inc., under which we formed a technology, marketing and services alliance with AOL to develop a new directory and local advertising platform and product set to be featured across specified AOL properties.

     In August 2002, we substantially renegotiated the payment terms and certain other provisions of the directory agreement, and we and AOL amended the directory agreement to reflect these changes. Under the amended directory agreement, we receive a majority of the first $20 million of AOL's directory advertisement revenues generated through the services we provide, and we will receive a lesser share of any additional such directory advertisement revenues. We paid AOL $13.0 million at the signing of the directory agreement. The directory agreement originally called for a second payment of $13.0 million in March 2002, but as the result of the August 2002 amendment, this payment was reduced to $2.0 million. AOL committed to pay us at least $2.0 million for consulting services under the original directory agreement, all of which services have been delivered and paid for. The directory agreement as amended has an initial term of four years. This term is subject to earlier termination upon the occurrence of specified events, including, without limitation:

     * if we are acquired by one of certain third parties; or

     * if AOL acquires one of certain third parties and AOL pays us a termination fee of $25.0 million.

     In fiscal 2002, we received a total of $7,413,000 in payments from AOL, and we paid AOL a total of $2,000,000. In fiscal 2003, we have received a total of $732,0000 in payments from AOL through March 28, 2003, and we have paid AOL a total of $16,000 during the same period.

                          COMPARATIVE STOCK PERFORMANCE

     The following graph compares the cumulative total stockholder return on our common stock with the cumulative return of both the Amex Interactive Week Internet Index and the Nasdaq Stock Market Index. The graph also compares the cumulative total stockholder return of the J.P. Morgan H&Q Internet Index through April 2, 2002, the date on which that index was discontinued. Prior to its discontinuance, we had previously included the J.P. Morgan H&Q Internet Index in our proxy statement stock performance graph. The graph assumes the investment of $100 on March 2, 2000, the date on which our common stock was first publicly traded, in our common stock, the Amex Interactive Week Internet Index and the Nasdaq Stock Market Index and assumes dividends are reinvested. The measurement point is the last trading day for each fiscal year included in the graph.

                            [STOCK PERFORMANCE GRAPH]

                                                                  December 31,
                                                        --------------------------------
Company/Market/Index                    March 2, 2000    2000         2001       2002
------------------------------------    -------------   --------   ---------   ---------
Switchboard Incorporated/common
stock...............................        $100.00      $19.79      $21.67      $19.93

Nasdaq Stock Market Index - U.S.
Companies...........................         100.00       51.94       41.02       28.09

Amex Interactive Week Internet
Index...............................         100.00       44.63       22.28       12.52

J.P. Morgan H&Q Internet Index (1)..         100.00       32.64       21.35         n/a (1)

(1) On April 2, 2002, the J.P. Morgan H&Q Internet Index was discontinued.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock, collectively referred to as reporting persons, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on our review of copies of Section 16(a) reports filed by the reporting persons and furnished to us or written representations from reporting persons that no Form 5 filing was required, we believe that during 2002 all filings required to be made by our reporting persons were timely made in accordance with the requirements of the Securities Exchange Act of 1934.

    STOCKHOLDER PROPOSALS FOR ANNUAL MEETING AND FOR THE 2004 ANNUAL MEETING

     Written notice of proposals of stockholders submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for consideration at the annual meeting must have been received by us between February 14, 2003 and March 15, 2003, and for consideration at the 2004 annual meeting of stockholders must be received between February 16, 2004 and March 16, 2004, in order to be considered timely for purposes of Rule 14a-4 under the Securities Exchange Act of 1934, as amended. The persons designated in our proxy card will be granted discretionary authority with respect to any stockholders' proposal with respect to which we do not receive timely notice. Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in our proxy materials for our 2004 annual meeting of stockholders must be received by the Secretary at our principal offices no later than December 9, 2002.

                                  OTHER MATTERS

     Our board of directors knows of no other business which will be presented for consideration at the annual meeting other than that described above. However, if any other business should come before this meeting, it is the intention of the persons named in the enclosed proxy card to vote, or otherwise act, in accordance with their best judgment on such matters.

     Whether or not you plan to attend the annual meeting of stockholders, you are urged to complete, date and sign the enclosed proxy card and return it in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting and your cooperation is appreciated. Stockholders who attend the meeting may vote their shares personally even though they have sent in their proxy cards.

                                         By Order of the Board of Directors,

                                         /s/ ROBERT P. ORLANDO

                                         Robert P. Orlando
                                         Secretary

March 28, 2003

                            SWITCHBOARD INCORPORATED

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       2003 Annual Meeting of Stockholders

                                  May 15, 2003

The undersigned, revoking all prior proxies, hereby appoints William P. Ferry, Douglas J. Greenlaw and Dean Polnerow, and each of them, with full power of substitution, as proxies for the undersigned to act and to vote at the annual meeting of stockholders of Switchboard Incorporated ("Switchboard") to be held on May 15, 2003 and at any adjournment or adjournments of the meeting as designated in this proxy upon all matters referred to on the reverse side of this proxy and as described in the proxy statement for the meeting and, in their discretion, upon any matters that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE OF THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE                                              SEE REVERSE SIDE


SWITCHBOARD INCORPORATED
C/O EQUISERVE
P.O. BOX 9398 BOSTON, MA 02205-9398


                            SWITCHBOARD INCORPORATED

March 28, 2003

Dear Stockholder:

Please take note of the important information enclosed with this proxy. There are a number of issues related to the management and operation of your company that require your immediate attention and approval. These are discussed in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy to indicate how your shares will be voted. Then sign the card, detach it and return it in the enclosed postage-paid envelope.

Your vote must be received prior to the annual meeting of stockholders to be held on May 15, 2003.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Switchboard Incorporated

                                  DETACH HERE

[X]         Please mark votes as in this example.

1. ELECTION OF TWO CLASS III DIRECTORS TO SERVE FOR THE ENSUING THREE YEARS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES TO VOTE

                                       FOR

                        ALL OF THE NOMINEES LISTED BELOW.

    Nominees:  (01) Douglas J. Greenlaw and (02) Dean Polnerow

       FOR ALL NOMINEES [ ]              [ ] WITHHELD FROM ALL NOMINEES

       [ ]  -------------------------------------
            For all nominees except as noted above



2. Ratification of the appointment of ernst & young LLP as Switchboard's independent auditors for the current year.

    [ ]  FOR           [ ]  AGAINST       [ ]  ABSTAIN

               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

Please sign exactly as name(s) appear(s) on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign by authorized person.

Signature:________________ Date:______ Signature:_________________Date:_______


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